UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2019

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On April 15, 2019, Best Buy Co., Inc. (the “Company” or “registrant”) announced a succession plan by which Hubert Joly will retire from the position of Chief Executive Officer, effective at the Company’s 2019 Regular Meeting of Shareholders (the “2019 Regular Meeting”). Mr. Joly will thereafter continue his service on the Company’s Board of Directors (the “Board”) as Executive Chairman of the Board.

(c)  The Company announced that Corie Barry, the Company’s Chief Financial Officer, has been appointed Chief Executive Officer effective at the 2019 Regular Meeting. Ms. Barry has also been nominated by the Board to stand for election to the Board at the 2019 Regular Meeting. Ms. Barry, age 43, has served as the Company’s Chief Financial Officer since June 2016 and also as the Chief Strategic Transformation Officer since September 2018. Ms. Barry joined the Company in 1999 and has held a variety of financial and operational roles within the organization, both in the field and at corporate headquarters. Prior to her current role, she was the Company’s Chief Strategic Growth Officer and the interim leader of Best Buy’s services organization from 2015 until 2016. Prior to that dual-role, she served as senior vice president of domestic finance from 2013 to 2015; vice president, chief financial officer and business development of the home business group from 2012 to 2013; and vice president, finance of the home customer solutions group from 2010 to 2012. Prior to joining the Company, Ms. Barry worked at Deloitte & Touche, LLP. She also serves on the board of directors of Domino’s Pizza, Inc.

The Company also announced that R. Michael (Mike) Mohan, the Chief Operating Officer of the Company’s domestic business, has been promoted to the position of President and Chief Operating Officer effective at the 2019 Regular Meeting. Mr. Mohan, age 51, has served in his current position since September 2018. Prior to his current role, he served as senior executive vice president and chief merchandising and marketing officer from 2017 until September 2018; chief merchandising officer from 2014 to 2017; president, home from 2013 to 2014; senior vice president, general manager - home business group from 2011 to 2013; senior vice president, home theatre from 2008 to 2011; and vice president, home entertainment from 2006 to 2008.

In connection with the succession outlined above, the Company entered into an employment agreement with Ms. Barry and a new employment agreement with Mr. Joly. Pursuant to the terms of the employment agreement with Ms. Barry, Ms. Barry’s annual base salary will increase to $1.1 million and her annual short-term incentive award target will increase to 175% of base salary for the portion of the year she holds the position of Chief Executive Officer. At the time of the 2019 Regular Meeting, she will also receive a true-up equity award with a target value of $5.475 million. The true-up award will be comprised of 50% of the value in performance shares, 20% in stock options, and 30% in restricted shares, consistent with the fiscal 2020 annual awards. Pursuant to the agreement with Ms. Barry, she is entitled to participate in the Company’s severance plan and is eligible for the same severance pay if she were to be involuntarily terminated without cause or were to voluntarily terminate her employment for good reason. Additionally, upon involuntary termination without cause or voluntary termination for good reason on or within 12 months following a change-of-control, Ms. Barry is eligible for enhanced severance equal to (a) two times the sum of base salary plus target bonus and (b) a pro-rata annual bonus payment, dependent on actual performance under the Company’s short-term incentive plan for the fiscal year in which the termination occurs. The initial term of Ms. Barry’s employment agreement is three years from the 2019 Regular Meeting, and the term will automatically renew for successive 12-month periods unless either the Company or Ms. Barry gives at least 60 days advance notice of non-renewal.

Pursuant to the employment agreement with Mr. Joly, Mr. Joly’s annual base salary will decrease to $650,000 and his annual short-term incentive award target will decrease to 100% of base salary for the portion of the year he holds the position of Executive Chair. He will continue to participate in all benefit programs available to the Company’s senior executives. Under the agreement, the Company has secured Mr. Joly’s services as Executive Chairman at least through March 31, 2020. At or prior to March 31, 2020, the Board and Mr. Joly will discuss how long to extend his services as Executive Chairman.

In connection with the promotion of Mr. Mohan, Mr. Mohan’s annual base salary will increase to $1 million and his short-term incentive award target will increase to 160% of base salary for the portion of the year he holds the positions of President and Chief Operating Officer. At the time of the 2019 Regular Meeting, Mr. Mohan will also receive a true-up equity award with a target value of $2.475 million. The true-up award will be comprised of 50% of the value in performance shares, 20% in stock options, and 30% in restricted shares, consistent with the fiscal 2020 annual awards. Mr. Mohan will also receive an additional grant of restricted shares valued at $2.5 million that will vest in full on the second anniversary of the grant date. The shares will also vest in full in the event of Mr. Mohan’s death or disability and a pro-rated amount of the shares will vest in the event that Mr. Mohan’s employment is involuntarily terminated without cause.

The employment agreements with Mr. Joly and Ms. Barry are attached hereto as Exhibits 10.1 and 10.2, respectively. A press release announcing the CEO succession changes described above is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated April 13, 2019, between Hubert Joly and Best Buy Co., Inc.
10.2	Employment Agreement, dated April 13, 2019, between Corie Barry and Best Buy Co., Inc.
99.1

News release issued April 15, 2019. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A
BEST BUY CO., INC.
(Registrant)

Date: April 15, 2019	By:	/s/ TODD G. HARTMAN
Todd G. Hartman
Executive Vice President, General Counsel, Chief Risk & Compliance Officer and Secretary